Exhibit 99.1

April 27, 2012

NORTHWEST PIPE REPORTS RECORD REVENUES, FULL YEAR 2011 RESULTS

AND ANNOUNCES CONFERENCE CALL

Vancouver, WA, April 27, 2012. Northwest Pipe Company (NASDAQ: NWPX) today announced its 2011 financial results including record revenues in 2011 and a return to profitability. Northwest Pipe Company also announced that it will broadcast its 2011 earnings conference call on Monday, April 30, 2012, at 9:00 am PDT.

Full Year 2011 Results

Net sales for the year ended December 31, 2011 increased 32.3% to $511.7 million compared to $386.8 million in the year ended December 31, 2010. Net sales in 2011 were the highest ever for Northwest Pipe Company, exceeding the previous high of $451.4 million in 2008. Gross profit was $59.1 million (11.6% of net sales) in 2011, which almost doubled the gross profit of $29.7 million (7.7% of net sales) in 2010. Net income was $12.7 million or $1.35 earnings per diluted share in 2011 compared to a net loss of $5.4 million or $0.59 loss per diluted share in 2010.

Water Transmission sales increased by 22.9% to $271.9 million in 2011 from $221.3 million in 2010. The increase in sales was due to a 19% increase in average selling price and a 3% increase in volume. Water Transmission gross profit more than doubled to $43.2 million (15.9% of segment net sales) in 2011 from $19.4 million (8.8% of segment net sales) in 2010.

Tubular Products sales increased 44.9% to $239.8 million in 2011 from $165.5 million in 2010, driven by a 29% increase in tons sold from 157,000 tons to 202,000 tons and a 14% increase in the average selling price per ton. The most significant increase in volume was for energy pipe, resulting from increases in sales related to natural gas and oil drilling operations. The additional capacity we brought into production in Bossier City, Louisiana over the course of 2010 targets this energy pipe market. Tubular Products gross profit increased to $16.0 million (6.7% of segment net sales) in 2011 from $10.3 million (6.2% of segment net sales) in 2010.

As of December 31, 2011, the backlog of orders was approximately $175 million as compared to $258 million at December 31, 2010. As of March 31, 2012, the backlog of orders was approximately $198 million. The backlog includes confirmed orders, including the balance of projects in process, and projects for which the Company has been notified that they have been the successful bidder even though a binding agreement has not been executed.

The financial information set forth below for the year ended December 31, 2010 reflects the restatement of the Company’s previously issued audited consolidated financial statements as reported in the Company’s Annual Report on Form 10-K as filed today with the Securities and Exchange Commission.

Outlook

“We have seen Water Transmission and Tubular Products sales and gross profit improve significantly in 2011 as compared to 2010,” said Richard Roman, President and Chief Executive Officer of the Company. “As previously discussed and reflected in our December 31, 2011 backlog numbers, we experienced a decline in bidding activity for our Water Transmission segment during the second half of 2011 which resulted in a lower backlog for that segment as we entered 2012. However, we anticipate strong energy markets for our Tubular Products Group will continue through 2012.”

Conference Call

The Company will hold its 2011 earnings conference call on Monday, April 30, 2012 at 9 am PDT. The live call can be accessed by dialing 800-369-3340 passcode NWPIPE. For those unable to attend the live call, a replay will be available approximately one hour after the event and will remain available for 30 days by dialing 800-568-5006 passcode 6301.

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of products including energy, construction, agriculture and industrial systems. The Company is headquartered in Vancouver, Washington and has ten manufacturing facilities across the United States and Mexico.

Forward-Looking Statements

Statements in this press release by Richard A. Roman are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include changes in demand and market prices for our products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

CONTACT:	Robin Gantt, Chief Financial Officer
360-397-6250

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar and share amounts in thousands, except per share amounts)

	Year Ended December 31,
	2011	2010 As Restated

Net sales:
Water Transmission	$271,885	$221,251
Tubular Products	239,783	165,499

Net sales	511,668	386,750
Cost of sales:
Water Transmission	228,703	201,821
Tubular Products	223,827	155,241

Total cost of sales	452,530	357,062
Gross profit:
Water Transmission	43,182	19,430
Tubular Products	15,956	10,258

Total gross profit	59,138	29,688
Selling, general, and administrative expense	26,315	29,093

Operating income (loss):
Water Transmission	34,113	10,825
Tubular Products	12,660	6,963
Corporate	(13,950)	(17,193)

Operating income	32,823	595
Other expense (income)	1,338	(413)
Interest income	(99)	(846)
Interest expense	9,306	8,942

Income (loss) before income taxes	22,278	(7,088)
Provision (benefit) for income taxes	9,618	(1,648)

Net income (loss)	$12,660	$(5,440)

Basic earnings (loss) per share	$1.36	$(0.59)

Diluted earnings (loss) per share	$1.35	$(0.59)

Shares used in per share calculations:
Basic	9,333	9,278

Diluted	9,384	9,278

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollar amounts in thousands)

	December 31,
	2011	2010 As Restated
Assets:
Cash and cash equivalents	$182	$51
Trade and other receivables, net	69,894	66,474
Costs and estimated earnings in excess of billings on uncompleted contracts	38,029	45,533
Inventories	107,169	80,887
Other current assets	11,649	23,555

Total current assets	226,923	216,500
Property and equipment, net	152,846	154,274
Other assets	33,604	44,109

Total assets	$413,373	$414,883

Liabilities:
Current portion of long-term debt	$9,072	$8,971
Accounts payable	20,248	28,463
Accrued liabilities	19,175	11,448
Billings in excess of cost and estimated earnings on uncompleted contracts	7,814	14,808

Total current liabilities	56,309	63,690
Note payable to financial institution	62,000	68,000
Other long-term debt, less current maturities	24,418	33,491
Other long-term liabilities	30,379	23,410

Total liabilities	173,106	188,591
Stockholders’ equity	240,267	226,292

Total liabilities and stockholders’ equity	$413,373	$414,883